Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Vikas Arora, varora@excelligencemail.com

831.333.2000

Excelligence Learning Releases Second Quarter 2003 Results; Net

Revenues Increase 7% Compared to Second Quarter 2002

Monterey, Calif., August 6, 2003—Excelligence Learning Corporation (NASDAQSC: LRNS), a developer, manufacturer, and retailer of educational products to child care programs, preschools, elementary schools and consumers, today announced consolidated revenue of $23.6 million for the second quarter of 2003, an increase of 7% over consolidated revenue of $22.1 million for the second quarter of 2002. On a GAAP basis, net income was $320,000, or $.04 per common share, for the second quarter of 2003, compared to net income of $433,000, or $.05 per common share, for the same period in 2002. During the second quarter of 2003, the Company recorded an income tax expense of $238,000, compared to no income tax expense during the same period of 2002.

EBITDA, which the Company believes is a meaningful supplemental measurement of its operating performance, was $1.1 million for the second quarter of 2003, compared to an EBITDA of $975,000 for the second quarter of 2002. EBITDA is calculated by adding back to operating income (loss): depreciation and amortization. A reconciliation of GAAP operating income (loss) to EBITDA (loss) is included in the attached schedules.

The Company is comprised of two business segments, Early Childhood and Elementary School. For the Early Childhood segment, second quarter 2003 net revenue was $18.9 million, a 14% increase over the $16.6 million generated in the second quarter of 2002. This improvement is primarily attributable to new product offerings, new customer solicitation and improved sales and marketing strategies. The Early Childhood segment achieved EBITDA for the second quarter of 2003 of $1.6 million, compared to EBITDA of $688,000 in the second quarter of 2002.

For the Elementary School segment, net revenue was $4.7 million for the second quarter of 2003, compared to $5.5 million for the second quarter of 2002. The decrease is primarily the result of a greater number of customers of the segment delaying order ship dates into the third quarter than did so during the same period in 2002. EBITDA (loss) for the Elementary School segment for the second quarter of 2003 was $(469,000), compared to EBITDA of $287,000 in the second quarter of 2002.

According to Chief Executive Officer Ron Elliott, “Our Early Childhood division, with a growth rate of 14% this quarter, demonstrated an advantage the Company has by drawing upon a mix of private and public funding sources. Although individual states are coping with a tight funding environment, we were able to successfully emphasize our sales efforts to non-governmental sources of revenue. With all of the background events taking place in this quarter, we are encouraged by the amount we were able to grow over last year. The Elementary School division’s lower performance compared to last year, is primarily due to shipping products to customers later than last year and we anticipate making up the revenue in the third quarter.”

Business Outlook

The following forward-looking statements reflect Excelligence Learning Corporation’s expectations as of August 6, 2003 and are subject to risks and uncertainties that could significantly affect anticipated results. Those risks and uncertainties include, but are not limited to, (1) changes in general economic and business conditions and in the educational products industry in particular, (2) the impact of competition, including the development of competing proprietary products by the Company’s competitors, (3) the level of demand for the Company’s products, (4) fluctuations in the value of the U.S. dollar and (5) the Company’s ability to diversify its product offerings or expand in new and existing markets. Additional information concerning potential risk factors affecting the Company’s performance are described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-Q. Actual results may differ materially from those expressed in these forward-looking statements. The Company intends to continue its practice of not publicly updating forward-looking statements, except to the extent the Company is required to do so in connection with its ongoing requirements under federal securities laws to disclose material information.

Third Quarter 2003 Expectations:

Net revenues are expected to be between $47 and $52 million.

EBITDA is expected to be between $8.5 and 10.5 million.

Operating income is expected to be between $8 and $10 million.

Revised Full Year 2003 Expectations:

Net revenues are expected to be between $105 and $115 million.

EBITDA is expected to be between $6 and $10 million.

Operating income is expected to be between $4 and $8 million.

EBITDA is calculated by adding back to operating income (loss): depreciation and amortization. EBITDA information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income before extraordinary items), nor should it be considered as an indicator of the Company’s overall financial performance. The Company’s calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With proprietary product offerings and a multi-channel distribution strategy, the Company helps to further children’s education and to reinforce the connection between learning at school and at home. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels to early childhood professionals and parents. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. These products are then resold as a fundraising device for the benefit of a particular school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY EXCELLIGENCE, ITS DIRECTORS AND/OR ITS EXECUTIVE OFFICERS) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, INCLUDING THIRD QUARTER AND FULL YEAR 2003 EXPECTATIONS, FINANCIAL PROJECTIONS, SUCH AS PROJECTIONS OF REVENUE, STATEMENTS OF MANAGEMENT’S PLANS, OBJECTIVES OR EXPECTATIONS, INFORMATION REGARDING NEW PRODUCTS OR SERVICES, STATEMENTS OF BELIEF AND OTHER MATTERS RELATING TO EXPECTATIONS AND STRATEGIES REGARDING THE FUTURE. ALTHOUGH EXCELLIGENCE BELIEVES THAT THE CURRENT EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS AND THERE CAN BE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY EXCELLIGENCE. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXCELLIGENCE’S EXPECTATIONS ARE SET FORTH AS RISK FACTORS IN THE COMPANY’S SECURITIES AND EXCHANGE COMMISSION REPORTS AND FILINGS, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND QUARTERLY REPORTS ON FORM 10-Q. THESE FILINGS MAY BE VIEWED FREE OF CHARGE AT WWW.SEC.GOV.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$23,645	$22,091	$41,063	$37,665
Cost of goods sold	14,913	13,836	26,203	23,788

Gross Profit	8,732	8,255	14,860	13,877
Operating expenses:
Selling, general and administrative	7,995	7,595	16,022	15,966
Amortization of other intangible assets	72	72	147	144

Income (loss) from operations	665	588	(1,309)	(2,233)
Net interest and other expense	107	155	134	246

Net income (loss) before income taxes	558	433	(1,443)	(2,479)
Income tax expense (benefit)	238	—	(615)	—

Net income (loss)	$320	$433	$(828)	$(2,479)

Net income (loss) per share calculation:
Net income (loss) per share—basic	$0.04	$0.05	$(0.10)	$(0.30)

Net income (loss) per share—diluted	$0.04	$0.05	$(0.10)	$(0.30)

Weighted average shares used in computing basic net income (loss) per share calculation	8,524,664	8,364,260	8,489,149	8,364,260
Weighted average shares used in computing diluted net income (loss) per share calculation	9,123,198	8,425,471	8,489,149	8,364,260

Segment Information and Reconciliation of Operating Income (Loss) to EBITDA (Loss) (unaudited—in thousands):

	Early Childhood		Elementary School		Consolidated
	Three Months Ended June 30,
	2003	2002	2003	2002	2003	2002
Net revenues	$18,905	$16,582	$4,740	$5,509	$23,645	$22,091

EBITDA:
Operating income (loss)	$1,265	$397	$(600)	$191	$665	$588
Depreciation and amortization	287	291	132	96	419	387

EBITDA (loss)	$1,552	$688	$(468)	$287	$1,084	$975

	Early Childhood		Elementary School		Consolidated
	Six Months Ended June 30,
	2003	2002	2003	2002	2003	2002
Net revenues	$34,407	$30,304	$6,656	$7,361	$41,063	$37,665

EBITDA:
Operating income (loss)	$700	$(1,232)	$(2,009)	$(1,001)	$(1,309)	$(2,233)
Depreciation and amortization	581	577	259	189	840	766

EBITDA (loss)	$1,281	$(655)	$(1,750)	$(812)	$(469)	$(1,467)

Note 1: Excelligence Learning Corporation’s supplemental profit measure is EBITDA, which is calculated by adding back to operating income (loss): depreciation and amortization.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value and share amounts)

(Unaudited)

	June 30, 2003	December 31, 2002*
ASSETS
Current assets:
Cash and cash equivalents	$2,986	$2,713
Accounts receivable, net	9,245	5,018
Inventories	29,461	13,938
Prepaid expenses and other current assets	2,920	2,701
Deferred income taxes	1,672	1,672

Total current assets	46,284	26,042
Property and equipment, net	4,407	4,305
Deferred income taxes	2,613	1,998
Other assets	1,008	1,046
Goodwill	5,866	4,701
Other intangible assets, net	1,041	1,084

Total assets	$61,219	$39,176

LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$10,151	$—
Accounts payable	15,989	3,524
Accrued expenses	3,662	4,297
Income tax liabilities	199	216
Other liabilities	735	529

Total current liabilities	30,736	8,566

Redeemable common shares	400	—

Common stock, $0.01 par value; 15,000,000 shares authorized; 8,425,012 and 8,401,914 issued and outstanding at June 30, 2003 and December 31, 2002, respectively	84	84
Additional paid-in capital	62,222	62,206
Deferred stock compensation	(1,197)	(1,482)
Accumulated deficit	(31,026)	(30,198)

Total stockholders’ equity	30,083	30,610

Total liabilities and stockholders’ equity	$61,219	$39,176

*	Derived from audited consolidated financial statements filed in the Company’s 2002 Annual Report on Form 10-K.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(828)	$(2,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	840	766
Provision for losses on accounts receivable	10	77
Equity-based compensation	285	286
Deferred income taxes	(615)	—
Changes in operating assets and liabilities, net of assets and liabilities assumed in acquisitions:
Accounts receivable	(4,237)	(4,229)
Inventories	(15,523)	(6,852)
Prepaid expenses and other current assets	(219)	(11)
Other assets	38	28
Accounts payable	12,465	8,258
Accrued expenses	(635)	(1,114)
Income tax liabilities	(17)	—
Other current liabilities	206	115

Net cash used in operating activities	(8,230)	(5,155)

Cash flows from investing activities:
Purchase of property and equipment	(795)	(445)
Acquisition of Marketing Logistics, Inc.	(869)	—

Net cash used in investing activities	(1,664)	(445)

Cash flows from financing activities:
Borrowings on line of credit	41,453	42,939
Principal payments on line of credit	(31,302)	(37,381)
Principal payments on notes payable	—	(14)
Issuance of equity—net of fees	16	—

Net cash provided by financing activities:	10,167	5,544

Net increase (decrease) in cash and cash equivalents	273	(56)
Cash and cash equivalents at beginning of period	2,713	1,623

Cash and cash equivalents at end of period	$2,986	$1,567

Supplemental disclosures of cash flow information:
Issuance of redeemable common shares in acquisition	$400	$—

Cash payments during the period:
Cash paid for interest	$61	$166

Cash paid for taxes	$150	$527